UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 21, 2017

CYRUSONE INC.

(Exact name of registrant as specified in its charter)

Maryland	001-35789	46-0691837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2101 Cedar Springs Road, Suite 900, Dallas, TX	75201
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code:  (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01                                           Entry into a Material Definitive Agreement

On December 21, 2017, CyrusOne Dutch Holdings B.V. (“Purchaser”), a Dutch limited liability company and a wholly owned subsidiary of CyrusOne Inc. (the “Company”), CyrusOne LP, a Maryland limited partnership and a wholly owned subsidiary of the Company, Zenium TopCo Limited (“Zenium”), a Cayman Islands company, ZTP Seller Rep, LLC, a Delaware limited liability company, Quantum Strategic Partners Ltd. (“Quantum”), a Cayman Islands company, and certain other sellers (together with Quantum, the “Sellers”), entered into a definitive agreement (the “Sale and Purchase Agreement”) pursuant to which Purchaser agreed to purchase, and the Sellers agreed to sell, all of the issued share capital in Zenium and certain other affiliated entities.  Zenium is a data center provider in Europe with four properties in London and Frankfurt.

Pursuant to the Sale and Purchase Agreement, the Purchaser will pay aggregate cash consideration of approximately $442 million, subject to various adjustments, including for working capital and capital expenditures through closing.

The Sale and Purchase Agreement contains customary warranties and covenants of the parties, and Sellers have agreed to indemnify Purchaser and its affiliates for matters related to Zenium’s former ownership of a disposed business and certain other matters.

The transaction is expected to close in the first quarter of 2018, subject to the receipt of a German regulatory approval and the satisfaction of other customary closing conditions.

This description is qualified in its entirety by reference to the Sale and Purchase Agreement, which is filed as Exhibit 99.1 to this 8-K.

Item 7.01                                           Regulation FD Disclosure

On December 21, 2017, the Company issued a press release announcing that it had entered into the Sale and Purchase Agreement. A copy of such press release is furnished herewith as Exhibit 99.2.

Item 9.01                                           Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Sale and Purchase Agreement dated December 21, 2017 among Zenium TopCo Limited, CyrusOne Dutch Holdings B.V., ZTP Seller Rep, LLC, CyrusOne LP and certain other sellers named thereto.

99.2	Press Release dated December 21, 2017, issued by CyrusOne Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYRUSONE INC.

December 28, 2017	By:	/s/ Robert M. Jackson
Robert M. Jackson
Executive Vice President, General Counsel and Secretary